UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2005

INFOTECH USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22693 (Commission File Number)	11-2889809 (IRS Employer Identification Number)
7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Executive Compensation

On September 23, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of InfoTech USA, Inc. (the “Company”) approved the annual base salaries of the Company’s executive officers, to become effective on October 1, 2005, after a review of performance and competitive market data. A summary of the salaries for the executive officers who will be named in the Summary Compensation Table of the Company’s 2005 Proxy Statement (the “2005 Named Executive Officers”) is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

The Company will provide additional information regarding the compensation paid to the 2005 Named Executive Officers in the Company’s 2005 Proxy Statement, which is expected to be filed with the Securities and Exchange Commission in January 2006.

Director Compensation

In addition to the compensation approved by the Compensation Committee and described above, on September 23, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved the compensation arrangements for the Company’s directors. A summary of director compensation is attached as Exhibit 10.2 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: October 3, 2005	By: /s/ J. Robert Patterson

J. Robert Patterson

Vice President, Chief Financial Officer, Treasurer and Director

Exhibit Index

Exhibit No.	Description
10.1	Summary of the salaries for the Company’s named executive officers
10.2	Summary of the directors’ compensation